Exhibit 10.4

Techne Corporation

McLaren Merger Sub, Inc.

614 McKinley Place NE

Minneapolis, MN 55413

July 31, 2014

ProteinSimple

3040 Oakmead Village Drive

Santa Clara, CA 95051

Ladies and Gentlemen:

Reference is made to the Agreement and Plan of Merger, dated June 16, 2014 (the “Agreement”), by and among Techne Corporation, a Minnesota corporation (“Parent”), McLaren Merger Sub, Inc., a Delaware corporation (“Merger Sub”), ProteinSimple, a Delaware corporation (“ProteinSimple”), and Fortis Advisors LLC, a Delaware limited liability company, in its capacity as Securityholders’ Representative. Capitalized terms used but not defined herein have the meanings given to such terms in the Agreement.

In connection with a proposed restructuring relating to ProteinSimple’s Canadian subsidiaries to be effected following the Closing, Parent has formed a direct wholly-owned subsidiary, Techne Canada Holdings ULC, an unlimited liability corporation incorporated under the laws of British Columbia (“ULC”), and ULC has formed a direct wholly-owned subsidiary, McLaren Reorganization Sub, a Delaware limited liability company (“LLC”). Immediately prior to the Closing, Parent, ULC and LLC will effect a series of transactions, following which Merger Sub will become a direct wholly-owned subsidiary of LLC as of immediately prior to the Closing.

Parent hereby represents and warrants to ProteinSimple that each of ULC and LLC is a disregarded entity for U.S. federal income tax purposes. Parent agrees that the foregoing representation and warranty will be deemed to be a Fundamental Representation under the Agreement. The parties agree that for purposes of determining (i) whether Taxes are considered Pre-Closing Taxes under the Agreement and (ii) liabilities for Taxes taken into account in the calculation of Closing Date Net Working Capital, the transactions contemplated by the Mandatory Distribution and Re-Contribution Agreement to be entered into after the Closing by Parent, ULC, LLC, ProteinSimple and 2238726 Ontario Inc., an Ontario corporation, will be deemed to have become effective and occurred after the Closing Date, and any Taxes arising as a result of entering into or effectuating any of the steps pursuant to such agreement shall not be taken into account in the calculation of Closing Date Net Working Capital, nor shall the Company Stockholders be responsible for any indemnification in respect of such Taxes.

The Merger Agreement is hereby amended to increase the Contingency Amount as set forth on Schedule A. The parties acknowledge and agree that the additional amount added to the

Contingency Amount (the “Additional Contingency Amount”) is intended to cover certain potential Unpaid Specified Transaction Expenses and other amounts set forth on Schedule A that are not determinable as of the Closing (the “Additional Amounts”). To the extent that such Additional Amounts are determined within the time period to determine the Final Adjustment Amount under Section 1.5 of the Agreement, then such Additional Amounts will be taken into account in the determination of the Final Adjustment Amount and the amounts payable under Section 1.5(f) and paid in accordance with such Section. To the extent that such Additional Amounts are not determined within such time period, then the Additional Contingency Amount will not be released or distributed by the Securityholders’ Representative until the final determination of the amount of such Additional Amounts. If all or any portion of such Additional Amounts becomes payable to a third party, then the Securityholders’ Representative will pay such amount as directed by Parent. If all or any portion of the Additional Contingency Amount is finally determined to not be payable with respect to any Additional Amounts, then the Securityholders’ Representative may release such portion in accordance with the Agreement.

This letter agreement shall amend the Agreement. Except as expressly set forth herein, this letter agreement shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which shall continue to be in full force and effect. Unless the context otherwise requires, after the execution and delivery hereof, any reference to the Agreement shall mean the Agreement as amended hereby.

[Signature page follows]

Please execute below to acknowledge your agreement with the foregoing.

Very truly yours,

TECHNE CORPORATION

By:	/s/ Charles R. Kummeth
Name:	Charles R. Kummeth
Title:	Chief Executive Officer

MCLAREN MERGER SUB, INC.

By:	/s/ Charles R. Kummeth
Name:	Charles R. Kummeth
Title:	President

ACKNOWLEDGED AND AGREED:

PROTEINSIMPLE

By:
Name:	Timothy A. Harkness
Title:	President and Chief Executive Officer

FORTIS ADVISORS, LLC

By:
Name:	Ryan Simkin
Title:	Managing Director

Please execute below to acknowledge your agreement with the foregoing.

Very truly yours,

TECHNE CORPORATION

By:
Name:	Charles R. Kummeth
Title:	Chief Executive Officer

MCLAREN MERGER SUB, INC.

By:
Name:	Charles R. Kummeth
Title:	President

ACKNOWLEDGED AND AGREED:

PROTEINSIMPLE

By:	/s/ Timothy A. Harkness
Name:	Timothy A. Harkness
Title:	President and Chief Executive Officer

FORTIS ADVISORS, LLC

By:
Name:	Ryan Simkin
Title:	Managing Director

[Signature Page to Letter Agreement]

Please execute below to acknowledge your agreement with the foregoing.

Very truly yours,

TECHNE CORPORATION

By:
Name:	Charles M. Kummeth
Title:	Chief Executive Officer

MCLAREN MERGER SUB, INC.

By:
Name:	Charles M. Kummeth
Title:	President

ACKNOWLEDGED AND AGREED:

PROTEINSIMPLE

By:
Name:	Timothy A. Harkness
Title:	President and Chief Executive Officer

FORTIS ADVISORS, LLC

By:	/s/ Ryan Simkin
Name:	Ryan Simkin
Title:	Managing Director

[Signature Page to Letter Agreement]

Schedule A

The Contingency Amount is increased from $500,000 to $827,016.

$300,000 relating to disputed amounts relating to that certain letter agreement, dated August 5, 2013, between ProteinSimple and Jefferies LLC.

$5,216 relating to amounts attributed in the Closing Consideration Spreadsheet to Barney & Barney.

$21,800 relating to amounts attributed in the Closing Consideration Spreadsheet to Comerica Bank.